Exhibit 77(q)(1)

ITEM 77Q1: Exhibits

(a)(1) Amendment No. 6 dated September 2, 2003 to the Trust Instrument of ING Variable Insurance Trust filed herein.

(a)(2) Amendment No. 7 dated September 22, 2003 to the Trust Instrument of ING Variable Insurance Trust filed herein.

(a)(3) Amendment No. 8 dated March 1, 2004 to the Trust Instrument of ING Variable Insurance Trust filed herein.

(e)(l) First Amendment dated July 1, 2003 to the Sub-Advisory Agreement dated February 25, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.

(e)(2) Second Amendment dated September 1, 2003 to the Sub-Advisory Agreement dated February 25, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.

(e)(3) Amended Schedule A to the Sub-Advisory Agreement dated February 25, 2003 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.